UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2007

SOLITARIO RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-05602 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02(e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 14, 2007, Solitario Resources Corporation (the "Company") entered into separate change in control agreements with Christopher E. Herald, CEO, James R. Maronick, CFO and Walter W. Hunt, Vice President (the "Change in Control Severance Benefits Agreements").

The Change in Control Severance Benefits Agreements provide for the payment of a lump-sum severance payments of 2.5 times salary at the time of a change in control, as defined in the agreements (subject to a gross-up for any excise tax imposed by Section 4999 of the Internal Revenue Service Code of 1986, if any). The lump sum severance payments may be delayed by six months, as necessary to meet requirement of Section 409A of the Internal Revenue Service Code of 1986.

The foregoing description of the Change in Control Severance Benefits Agreements does not purport to be complete and is qualified in its entirety by the Change in Control Severance Benefits Agreements attached as Exhibits 99.1 through 99.3.

ITEM 9.01 (d)	FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Exhibit Description
99.1	Change in Control Severance Benefits Agreement between Solitario Resources Corporation and Christopher E. Herald, dated as of March 14, 2007.
99.2	Change in Control Severance Benefits Agreement between Solitario Resources Corporation and James R. Maronick, dated as of March 14, 2007.
99.3	Change in Control Severance Benefits Agreement between Solitario Resources Corporation and Walter W. Hunt, dated as of March 14, 2007.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 14, 2007

Solitario Resources Corporation

By:	/s/ James R. Maronick
James R. Maronick, CFO

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